Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Wins Patent Infringement Trial
Against Lawson Software, Inc.

HERNDON, VA – January 31, 2011 – ePlus inc. (Nasdaq NGM: PLUS – news) announced that on January 27, 2011, a jury in the United States District Court for the Eastern District of Virginia unanimously found that Lawson Software, Inc. infringed ePlus patents relating to electronic procurement systems.  The jury determined that all ePlus patent claims tried in court were valid.

The jury found that three different configurations of Lawson Supply Chain Management products infringed 11 claims of the ePlus patents.   These configurations contain several Lawson products, including Lawson System Foundation, Process Flow, Requisitions, Inventory Control, Purchase Order, Requisitions Self Service, Procurement Punchout and EDI.  These products are components of the Lawson S3 Supply Chain Management suite.  The jury verdict also extends to Lawson’s M3 e-Procurement software.

The jury determined that Lawson directly infringed ePlus’ patents and that Lawson also induced and contributed to the infringement of the ePlus patents by Lawson’s customers. The federal court has scheduled a hearing for March 3, 2011 concerning ePlus’ request for an immediate injunction to prevent Lawson’s infringing activity and operations.  ePlus seeks an injunction to preclude not only Lawson’s sales of its infringing software products, but also any of Lawson’s maintenance, installation, implementation and other services for its infringing software products.

The ePlus patents involve electronic procurement, and the inventions allow end-users to perform a wide variety of functions, including, but not limited to:

•	perform electronic searches, selections and comparisons as well as review items in multiple supplier catalogs;
•	find equivalent items and suitable replacements;
•	generate purchase orders from multiple vendors; and
•	electronically check inventory.

“The United States patent laws have promoted the development of new and useful technologies, like the ePlus patents, for over 200 years,” said Ken Farber, president of ePlus’ software subsidiaries.  “This jury finding shows that companies like ePlus can continue to innovate and invent with the assurance that their investment will be preserved.  We are very pleased with the verdict, which once again affirmed that our patents are valid.”

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has more than 690 associates in 20+ locations serving federal, state, municipal, and commercial customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, the unpredictability of litigation including our ability to successfully claim damages, whether any award ultimately received will exceed the costs incurred and the length of time it will take to bring matters to final resolution; possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; our ability to reserve adequately for credit losses; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.